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                                                                   Exhibit 3.110


                          CERTIFICATE OF INCORPORATION
                                       OF
                  AUTOMOTIVE SATELLITE TELEVISION NETWORK, INC.

     FIRST: The name of the corporation is Automotive Satellite Television Network, Inc. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, each having a par value of $.10.

     FIFTH: The name and mailing address of the sole incorporator are as follows:

            Name             Address
            ----             -------

      Jack E. Jacobsen       First RepublicBank Center
                             3600 Tower II
                             Dallas, Texas 75201

     SIXTH: The name and mailing address of the person who is to serve as the sole director until the first annual meeting of the stockholders or until his successor is elected and qualified are as follows:

            Name             Address
            ----             -------

      Carl Westcott          1303 Marsh Pane
                             Carrollton, Texas 75006

     SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.


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     2.   The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     3. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

     4. To the full extent permitted by the GCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal, amendment or modification of this provision, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

     5. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     EIGHTH: Meetings of stockholders may be held within or without the State of Delaware as the Corporations By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of


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this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH: (a) Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Rights of the Corporation. Subject to Paragraph (C) of this Article Eleventh, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) Power to Indemnify in Actions, Suits, or Proceedings by or in the Right of the Corporation. Subject to Paragraph (C) of this Article Eleventh, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or


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settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) Authorization of Indemnification. Any indemnification under this Article Eleventh (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraph (a) or (b) of this Article Eleventh, as the case may be. Such determination shall be made (I) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          (d) Good Faith Defined. For purposes of any determination under Paragraph (C) of this Article Eleventh, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Paragraph (d) shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving

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at the request of the Corporation as a director, officer, employee or agent. The provisions of this Paragraph (d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Paragraph (a) or (b) of this Article Eleventh, as the case may be.

          (e) Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Paragraph (C) of this Article Eleventh, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Paragraphs (a) or (b) of this Article Eleventh. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Paragraphs
(a) or (b) of this Article Eleventh, as the case may be. Notice of any application for indemnification pursuant to this Paragraph (e) shall be given to the Corporation promptly upon the filing of such application.

          (f) Expenses Payable in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article Eleventh.

          (g) Nonexclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Eleventh shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification to the persons specified in Paragraphs (a) and
(b) of this Article Eleventh shall be made to the fullest extent permitted by law. The provisions of this Article Eleventh shall not be deemed to preclude the indemnification of any person who is not specified in Paragraphs (a) or (b) of this Article Eleventh, but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Eleventh shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.


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          (h) Indemnification of Employees and Agents of the Corporation. The
Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Eleventh with respect to the indemnification and advancement of expenses of directors or officers of the Corporation.

          (i) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article Eleventh.

          (j) Meaning of "Corporation" for Purposes of Article Eleventh. For purposes of this Article Eleventh, references to 'the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Eleventh with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          I, the undersigned, being the sole incorporator hereinbefore named for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this day of June, 1988.


                                       -----------------
                                       Jack E. Jacobsen
                                       Sole Incorporator

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                  AUTOMOTIVE SATELLITE TELEVISION NETWORK. INC.


     Pursuant to Section 242 of the General Corporation Law of Delaware, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation:

                                    ARTICLE I

     The nine of the Corporation is AUTOMOTIVE SATELLITE TELEVISION NETWORK,
INC.

                                   ARTICLE II

     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 23, 1988.

                                   ARTICLE III

     This Certificate of Amendment to the Certificate of Incorporation has been duly adopted in accordance with Sections 242 of the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The following amendments to the Certificate of Incorporation are hereby adopted:

          1. The title of Certificate of Incorporation is hereby amended in its entirety to read as follows:

                          CERTIFICATE OF INCORPORATION
                                       OF
                                TEL-A-TRAIN, INC.

          2. Article First of the Certificate of Incorporation is amended in its entirety to read as follows:

          The name of the corporation is Tel-A-Train,Inc. (hereinafter the "Corporation").

                                    ARTICLE V

     These amendments were adopted by the sole stockholder of the Corporation as of December 6, 1993.


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                                   ARTICLE VI

     The total number of outstanding shares of stock of the Corporation, all of which are entitled to vote on these amendments is 100 shares of Common Stock, $. 1,0 par value per share.

                                   ARTICLE VII

     The number of shares voted for such amendments was 100 and the number of shares voted against such amendments was 0.

     IN WITNESS WHEREOF, This instrument has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on December 6, 1993.


                                        AUTOMOTIVE SATELLITE TELEVISION
                                        NETWORK, INC.

                                        By:
                                        Title: President



ATTEST:

By:
Title: Secretary